Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3/A (No. 333-80489) of FX Energy, Inc. and subsidiaries of our report dated March 13, 2003, except for the last sentence of Note 11 and Notes 18 and 19 for which the date is October 1, 2003, relating to the consolidated financial statements, which appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
October 7, 2003